Exhibit 10.2.1

FIRST AMENDMENT TO FOURTH AMENDED

AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 16, 2004, is made and entered into by and among GOLD KIST INC., a cooperative marketing association organized and existing under the laws of the State of Georgia (the “Borrower”), the various banks and other lending institutions and institutional investors as are listed on the signature pages hereof as Lenders (collectively, the “Lenders” and individually, a “Lender”), and COPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as agent for the Lenders (the “Agent”). All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement (defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, the Agent, and the other agents party thereto are parties to that certain Fourth Amended and Restated Credit Agreement dated as of March 10, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Agent and the Lenders amend certain provisions of the Credit Agreement and the Agent and the Lenders have agreed to such amendments on the terms and conditions set forth in this Amendment;

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment to Section 1.1 of the Credit Agreement. Section 1.1 of the Credit Agreement, Definitions, is hereby modified and amended by deleting the definitions of “Fixed Charge Coverage Ratio” and “Net Proceeds of Stock” set forth therein in their respective entirety and substituting in lieu thereof the following:

““Fixed Charge Coverage Ratio” shall mean, as of the last day of any fiscal quarter, the ratio of (a) EBITDA for the 4 fiscal quarter period then ended, to (b) the sum of (i) Consolidated Interest Expense for the 4 fiscal quarter period then ended, (ii) the aggregate scheduled principal amount of Indebtedness for Money Borrowed (other than the Revolving Loans) to be paid within 1 year after the last day of such fiscal quarter, and (iii) cash dividends paid by the Borrower during the 4 fiscal quarter period then ended.

“Net Proceeds of Stock” shall mean any proceeds received by the Borrower or a Consolidated Subsidiary in respect of the issuance of Stock, after deducting therefrom (a) all reasonable and customary costs and expenses incurred by the Borrower or such

Consolidated Subsidiary directly in connection with the issuance of such Stock, including, without limitation, any underwriter’s discounts and commissions, and (b) for purposes of calculating the Borrower’s Consolidated Tangible Net Worth under Section 7.1(a), all payments made by the Borrower to redeem certain outstanding written notices of allocation of the Borrower in connection with a Permitted Conversion Transaction.”

2. Amendment to Section 3.1 of the Credit Agreement. Section 3.1 of the Credit Agreement, Notes; Repayment of Principal, is hereby modified and amended by deleting subsection (d) thereof in its entirety and substituting the following in lieu thereof:

“(d) The Borrower shall make mandatory prepayments to the Senior Note Holders and the Lenders in an amount equal to 100% of the Net Cash Proceeds received by the Borrower or a Subsidiary in respect of any offering by any Loan Party of Subordinated Debt (other than an offering which increases the outstandings under the Borrower’s Subordinated Loan Certificates, or Subordinated Capital Certificates of Interest in existence prior to the Closing Date and described on Schedule S-1 hereto). Each such prepayment shall be due immediately upon the receipt by such Loan Party of such Net Cash Proceeds.”

3. Amendment to Section 5.1 of the Credit Agreement. Section 5.1 of the Credit Agreement, Organization and Qualification, is hereby modified and amended by deleting such section in its entirety and substituting the following in lieu thereof:

“Section 5.1. Organization and Qualification. At all times (a) prior to the Conversion Date, the Borrower is an agricultural membership cooperative duly incorporated and existing in good standing under the Cooperative Marketing Act of the State of Georgia, and (b) on and after the Conversion Date, the Borrower is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware. Each Subsidiary is duly incorporated and existing in good standing under the law of the jurisdiction in which it is incorporated, the Borrower and each of its Subsidiaries have the corporate power to own their respective properties and to carry on their respective businesses as now being conducted, and the Borrower and each of its Subsidiaries is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of its business conducted or property owned by it legally requires such qualification, except to the extent failure to so qualify could not result in a Material Adverse Effect on the Borrower and the Subsidiaries.”

4. Amendments to Article 6 of the Credit Agreement. Article 6 of the Credit Agreement, Affirmative Covenants, is hereby amended as follows:

(a) Amendment to Section 6.1 of the Credit Agreement. Section 6.1 of the Credit Agreement, Financial Statements, is hereby modified and amended by deleting subsection (a) thereof in its entirety and substituting the following in lieu thereof:

“(a) As soon as practicable and in any event within 45 days (or such additional number of days, not to exceed 5, by which the required filing of financial statements with the SEC is automatically extended under the SEC’s filing requirements) after the end of each of the first 3 fiscal quarters of each fiscal year of the Borrower (i) unaudited consolidated and consolidating statements of operations and cash flow of the Borrower and its Subsidiaries for such quarter and for the period from the beginning of the current fiscal year to the end of such quarter, (ii) an unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, setting forth, with respect to such consolidated statements of operations and cash flow and such consolidated balance sheet, in comparative form, figures for the corresponding period in the preceding fiscal year all in reasonable detail and certified by the chief financial officer, controller or chief accounting officer of the Borrower as having been prepared in accordance with GAAP, and (iii) a management discussion and analysis; provided, that delivery by the Borrower of a quarterly report on Form
10-Q for such quarter shall be sufficient for purposes of satisfying the requirements of this clause (a);”

(b) Amendment to Section 6.8 of the Credit Agreement. Section 6.8 of the Credit Agreement, Keeping of Books; Fiscal Year, is hereby modified and amended by deleting such section in its entirety and substituting the following in lieu thereof:

“Section 6.8. Keeping of Books; Fiscal Year. The Borrower will keep, and cause each of its Subsidiaries to keep, in accordance with GAAP, proper books of record and account, containing complete and accurate entries of all financial and business transactions of the Borrower and each Subsidiary. Additionally, the Borrower will, and will cause each of its Subsidiaries to, keep the same fiscal year end as the one evidenced in the financial statements delivered under Section 5.2; provided, however, on and after the Conversion Date, the Borrower and its Subsidiaries may change their respective fiscal years to a fiscal year ending on or about the last Saturday of September of each year.”

5. Amendment to Section 7.2 of the Credit Agreement. Section 7.2 of the Credit Agreement, Limitation on Restricted Payments, is hereby modified and amended by deleting such section in its entirety and substituting the following in lieu thereof:

“Section 7.2. Limitation on Restricted Payments. The Borrower will not pay or declare any dividend or make any other distribution on or on account of any class of its Stock or other equity or make cash distributions of equity (including cash patronage refunds), or make interest payments on equity, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its Stock or other equity, or redeem, purchase or otherwise acquire, directly or indirectly, any Senior Unsecured Notes or any Subordinated Debt, including, but not limited to, its Subordinated Capital Certificates of Interest and Subordinated Loan Certificates (except required redemptions as provided in the indentures pursuant to which such Subordinated Capital Certificates of Interest and Subordinated Loan Certificates were issued), or permit any Subsidiary to do any of the above (all of the foregoing being herein called “Restricted Payments”) except that the Borrower may make (a) (i) prior to the Conversion Date (A) cash patronage refunds in an amount, for each fiscal year, not to exceed 10% of the member earnings for such fiscal year and (B) present value cashing retirement and death payments (net of any amount the

Borrower receives as insurance proceeds) in an aggregate amount not to exceed, in the case of this clause (B), $5,000,000 in any fiscal year; and (ii) after the Conversion Date, the payment of any amounts that would otherwise be permitted to be paid under the immediately preceding clause (a)(i) that were not paid prior to the Conversion Date, (b) payments not to exceed, in the aggregate, the amount of the Net Proceeds of Stock received from an initial public offering of Borrower to the extent used for (i) on or after the Conversion Date, the prepayment of up to 35% of the Senior Unsecured Notes plus any prepayment penalties, (ii) on or after the Conversion Date, the prepayment of the Subordinated Capital Certificates of Interest plus any prepayment penalties and interest on deposit, and (iii) prior to or after the Conversion Date, the redemption of certain outstanding written notices of allocation of the Borrower and payments in connection with the Permitted Conversion Transaction (which, subject to the limitation in amount set forth in this clause (b), may be funded with monies not constituting Net Proceeds of Stock), and (c) after the Conversion Date, payments of cash dividends in an aggregate amount not to exceed $5,000,000 per fiscal year, provided that prior to making any cash dividend payments pursuant to the immediately preceding clause (c), Borrower shall deliver to Agent a certificate evidencing compliance with Section 7.1(c) hereof after giving effect to such cash dividend payments, and provided, further, that the Borrower shall not make any Restricted Payments upon the occurrence and during the continuance of a Default or Event of Default. So long as there is no Default or Event of Default occurring or continuing, there shall not be included in the definition of Restricted Payments: (x) dividends paid, or distributions made, in Stock of the Borrower or (y) exchanges of Stock of one or more classes of the Borrower, except to the extent that cash or other value is involved in such exchange. Moreover, nothing in this Section 7.2 shall prevent any Subsidiary from making any Restricted Payments to the Borrower or to any other Loan Party that directly owns Stock of such Subsidiary. The term “equity” as used in this Section 7.2 shall include the Borrower’s common stock, preferred stock, if any, other equity certificates, and notified equity accounts of patrons.”

6. Amendment to Section 8.1 of the Credit Agreement. Section 8.1 of the Credit Agreement, Events of Default, is hereby modified and amended by deleting subsection (n) thereof in its entirety and substituting the following in lieu thereof:

“(n) [Intentionally Omitted]; or”

7. Strict Compliance. Except for the amendments set forth above, the text of the Credit Agreement and the Loan Documents shall remain in full force and effect. The Borrower acknowledges and expressly agrees that the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents.

8. Representations and Warranties. The Borrower hereby represents and warrants in favor of the Agent and each Lender as follows:

(a) the Borrower has the corporate power and authority (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

(b) this Amendment has been duly authorized, validly executed and delivered by one or more authorized signatories of the Borrower, and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms;

(c) the execution and delivery of this Amendment and performance by the Borrower under the Credit Agreement do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, nor contravene or conflict with the charter documents of the Borrower, or the provisions of any statute, judgment, order, indenture, instrument, agreement or undertaking, to which the Borrower is a party or by which any of its properties are or may become bound; and

(d) as of the date hereof, and after giving effect to this Amendment (i) no Default or Event of Default exists under the Credit Agreement, and (ii) each representation and warranty set forth in Article 5 of the Credit Agreement is true and correct in all material respects.

9. Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

10. Expenses. The Borrower agrees to pay all reasonable expenses of the Agent incurred in connection with this Amendment and the other agreements, instruments and documents to be delivered in connection therewith, including, without limitation, all fees and expenses of counsel to the Agent.

11. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Any signatures delivered by a party by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be deemed an original signature hereto.

12. Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of New York applicable to contracts made and performed in the State of New York without regard to the conflict of laws principles thereof other than Sections 5-1401 and 5-1402 of New York General Obligations Law.

13. Conditions to Effectiveness. This Amendment shall be effective as of the date first written above upon the satisfaction of the following conditions, which shall be satisfactory in form and substance to the Agent:

(a) Execution. This Amendment shall have been duly executed and delivered by the Borrower, the Agent and the Required Lenders.

(b) Senior Notes. The Borrower shall have delivered to the Agent true and correct copies of the duly executed amendments to the documents governing the Senior Notes.

(c) Merger. The Conversion Date shall have occurred and the Borrower shall have delivered to Agent true and complete copies of the duly executed documents between the Borrower and Gold Kist Holdings Inc. evidencing the merger of the Borrower into Gold Kist Holdings Inc.

(d) Initial Public Offering. The Borrower shall have consummated an initial public offering of its common stock and received Net Proceeds of Stock in accordance with the S-1 Registration Statement filed by the Borrower, as amended.

(e) Permitted Conversion Transaction Conditions. The Borrower shall have delivered to the Agent true and correct copies of all documents required to be delivered pursuant to Section 7.6(a).

(f) Other Matters. Such other information, documents, instruments and approvals as the Agent or the Agent’s counsel may reasonably require.

14. Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(THE REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:	GOLD KIST INC.

	By:	/s/ Stephen O. West
Name: Stephen O. West
Title: Chief Financial Officer, Vice President

	By:	/s/ J. David Dyson
Name: J. David Dyson
Title: Secretary

[CORPORATE SEAL]

AGENT, L/C ISSUER AND LENDER:	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

	By:	/s/ Richard J. Beard
Name: Richard J. Beard
Title: Executive Director

	By:	/s/ Rebecca Morrow
Name: Rebecca Morrow
Title: Executive Director

(SIGNATURES CONTINUE ON NEXT PAGE)

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	SUNTRUST BANK

	By:	/s/ Hugh E. Brown
Name: Hugh E. Brown
Title: Vice President

ING CAPITAL LLC

	By:	/s/ Bill Redmond
Name: William Redmond
Title: Managing Director

HARRIS TRUST AND SAVINGS BANK

	By:	/s/ Philip Langheim
Name: Philip Langheim
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Alan V. Schuler
Name: Alan V. Schuler
Title: Vice President

COBANK, ACB

	By:	/s/ Jim Stutzman
Name: Jim Stutzman
Title: Vice President

(SIGNATURES CONTINUE ON NEXT PAGE)

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

NATEXIS BANQUES POPULAIRES

By:	/s/ Stephen A. Jendras
Name: Stephen A. Jendras
Title: Vice President

By:	/s/ Guillaume de Parseau
Name: Guillaume de Parseau
Title: First Vice President and Manager

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ John F. Bohan
Name: John F. Bohan
Title: Vice President

GREENSTONE FARM CREDIT SERVICES, FLCA

By:	/s/ Alfred S. Compton, Jr.
Name: Alfred S. Compton, Jr.
Title: Vice President/ Senior Lending Officer

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

CONSENT OF GUARANTORS

We, the undersigned, each as a Guarantor pursuant to that certain Third Amended and Restated Subsidiary Guaranty dated as of the 10th day of March, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), hereby each (a) acknowledge receipt of a copy of the foregoing Amendment, and (b) acknowledge, consent and agree that (i) the Guaranty remains in full force and effect, and (ii) the execution and delivery of the foregoing Amendment and any and all documents executed in connection therewith shall not alter, amend, reduce or modify our respective obligations and liabilities under the Guaranty.

AGRATECH SEEDS INC.	(SEAL)

By:	/s/ Stephen O. West
Name: Stephen O. West
Title: Treasurer

AGRATRADE FINANCING, INC.	(SEAL)

By:	/s/ Stephen O. West
Name: Stephen O. West
Title: Treasurer

CROSS EQUIPMENT COMPANY, INC.	(SEAL)

By:	/s/ Stephen O. West
Name: Stephen O. West
Title: Treasurer

GK FINANCE CORPORATION	(SEAL)

By:	/s/ Stephen O. West
Name: Stephen O. West
Title: Treasurer

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

GK PEANUTS, INC.	(SEAL)

By:	/s/ Stephen O. West
Name: Stephen O. West
Title: Treasurer

GK PECANS, INC.	(SEAL)

By:	/s/ Stephen O. West
Name: Stephen O. West
Title: Treasurer

LUKER INC.	(SEAL)

By:	/s/ Stephen O. West
Name: Stephen O. West
Title: Treasurer

AGVESTMENTS, INC.	(SEAL)

By:	/s/ Stephen O. West
Name: Stephen O. West
Title: President

GOLD KIST HOLDINGS INC.	(SEAL)

By:	/s/ Stephen O. West
Name: Stephen O. West
Title: Chief Financial Officer, Vice President

FIRST AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT